EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                           PELLET AMERICA CORPORATION

     Pursuant to the provisions of the Nevada Business Corporation Act, the following Articles of Incorporation of PELLET AMERICA CORPORATION are submitted for filing.

                                ARTICLE 1. NAME.

     The  name  of  the  corporation  is  PELLET  AMERICA  CORPORATION.

                              ARTICLE 2. PURPOSES.

     This  corporation  is  organized  for  the  following  purposes:

a) To research, develop, manufacture, market, and / or license portable pelleting plants and related technology.

b) To engage in any business, trade or activity, which may lawfully be conducted by a corporation organized under the Nevada Business Corporation Act.

c) To engage in all such activities as incidental or conductive to the attainment of the purposes of this corporation or any of them and to exercise any and all powers authorized or permitted to be done by a corporation under any laws that may be now or hereafter applicable or available to this corporation.

The foregoing clauses of this Article 2 shall each be construed as purposes and powers, and the matters expressed in each clause shall be in no way limited or restricted by reference to or inference from the terms of any other clauses, but shall be regarded as independent purposes and powers; and nothing contained in these clauses shall be deemed in any way to limit or exclude any power, right or privilege given to this corporation by law or otherwise.


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                               ARTICLES 3. SHARES.

     The total number of shares of capital stock which the corporation is authorized to issue is Fifty Million (50,000,000) shares of Ocmmo9n Stock having a par value of $0.001 per share (the "Common Stock").

                         ARTICLE 4. PRE-EMPTIVE RIGHTS.

     Shareholders of the corporation shall have no pre-emptive rights to acquire additional shares or treasury shares issued by the corporation.

                         ARTICLE 5. DIRECTOR LIABILITY.

     A director of the corporation shall not be personally liable to the corporation its shareholders for monetary damages for conduct as a director, except for the liability of the director for: (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) conduct which violates the Nevada Business Corporation Act, pertaining to un-permitted distributions to shareholders or loans to directors, or (iii) any transaction form which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. If the Nevada Business Corporation Act (the "Act") is amended to authorize corporate action further eliminating or limiting the personal liability directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal or modification of the forgoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                           ARTICLE 6. INDEMNIFICATION.

     The corporation shall indemnify its directors against all liability, damage, or expenses resulting from the fact that such person is or was a director, to the maximum extent and in all circumstances permitted by law; except that the corporation shall not indemnify a director against liability damage, or expenses resulting from the director's gross negligence.


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                         ARTICLE 7. NO CUMULATIVE VOTING

     At each election of directors, every shareholder entitled to vote at such election has the right to vote in person or by proxy the number of shares of stock held by such shareholder for as many persons as there are directors to be elected. No cumulative voting for directors will be permitted.

               ARTICLE 8. AMENDMENTS TO ARTICLES OF INCORPORATION.

     This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by stature. All rights of the shareholders of this corporation are subject to this reservation.

                        ARTICLE 9. SHAREHOLDER APPROVAL.

     The affirmative vote of a simple majority (50% plus one share) of all of the votes entitled to be cast on the matter shall be required and sufficient, valid, and effective, after due consideration and reconsideration of such action by the Board of Directors, as required by law, to approve and authorize the following acts of the corporation.

a)     An  amendment  to  these  Articles  of  Incorporation;

b) The merger of this corporation into another corporation or the merger of one or more corporations into this corporation,

c) The acquisition by another corporation of all of the outstanding shares of one or more classes or series of this corporation, or

d) The sale, lease, exchange, or other disposition by this corporation of all, or substantially all, of its property other than in the usual course of business.

                   ARTICLE 10. REGULATION OF INTERNAL AFFAIRS.

     The provisions for the regulation of the internal affairs of the corporation shall be set froth in the Bylaws.


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                              ARTICLE 11. BY LAWS.

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws for this corporations, subject to the power of the shareholders to amend or repeal such Bylaws.

                             ARTICLE 12. DIRECTORS.

     The Board of Directors of this corporation shall consist of at lease three, but not more than nine directors. The number of directors may be increased or decreased form time to time by the Board of Directors in the manner set forth in the Bylaws.

The  initial  directors  shall  consist  of  five  persons  as  follows:

Mr.  Donald  Hauser       West 717 Sprague Avenue, Suite 1100, Spokane,
                          Washington 99204
Mr.  Terrence J. Dunne     West  717  Sprague  Avenue,  Suite  1100,  Spokane,
                          Washington  99204
Mr.  Wallace  Bartley     90  Baywood  Village  Drive,  Washington  98382
Mr.  Jeffrey  Wornbolt    321  Emerald  Drive,  Kellez,  Idaho  83837
Mr.  Eart  Mithague       East  18811  Grace  Court,  Washington  99027


     The named individuals shall serve until the Next Annual Meeting of Shareholders and until their successors are elected and qualified unless they resign or are removed.

                    ARTICLE 13. REGISTERED OFFICE AND AGENT.

     The address of the Registered Office of this corporation is located at 400 West King Street, Suite 404, Carson City, Nevada 89703, and the name of its initial Registered Agent at such address is Capital Documents, Inc.

                            ARTICLE 14. INCORPORATOR.

The name and address of the incorporator is Terrence J Dunne, 1100 Washington Trust Financial Center, Spokane, Washington 99204

     IN WITNESS WHEREOF, the undersigned, being the incorporator of this corporation, executed these Articles of Incorporation and certified to the truth of the facts herein stated this 6th day of July, 1995.

     By: /s/ Terrence J. Dunne
         -------------------------------------
Name:  Terrence  J.  Dunne,  Incorporator

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STATE  OF  WASHINGTON  }
                       }  ss.
County  of  Spokane    }

     I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Washington, certify that Terrence J. Dunne, being the Incorporator of the corporation referred to in the foregoing Articles of Incorporation, personally appeared before me and swore to the truth of the facts therein stated.

     WITNESS  my  hand  and  notary  seal  this  6th  day  of  July,  1995.

                           /s/
                           -------------------
                           NOTARY PUBLIC in an for the State of Washington, Residing at Spokane. My Commission Expires: 4/15/98


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